UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2016

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2016, SemGroup Corporation, a Delaware corporation (“SemGroup”), entered into an Equity Distribution Agreement (the “Agreement”) by and among SemGroup and Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc. (each, a “Manager”, and collectively, the “Managers”). Pursuant to the terms of the Agreement, SemGroup may sell from time to time through the Managers, as sales agents, shares of SemGroup’s Class A Common Stock, par value $0.01 per share (“Common Stock”), having an aggregate offering amount of up to $300,000,000 (the “Shares”). Sales of the Shares, if any, may be made by any method permitted by law deemed to be an “at the market” offering, including ordinary brokers’ transactions on the New York Stock Exchange, any other national securities exchange or facility thereof, a trading facility of a national securities association or an alternate trading system, to or through a market maker or directly on or through an electronic communication network or any similar market venue, at market prices, in block transactions or as otherwise agreed between the Managers and SemGroup.

Under the terms of the Agreement, SemGroup may also sell the Shares from time to time to any Manager as principal for its own account at a price to be agreed upon at the time of sale. Any sale of the Shares to a Manager as principal would be pursuant to the terms of a separate agreement between SemGroup and such Manager.

The Shares will be issued pursuant to a Registration Statement on Form S-3 (File No. 333-210044), filed by SemGroup with the Securities and Exchange Commission (the “Commission”) on March 9, 2016, which Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”). A legal opinion related to the issuance of the Shares is filed herewith as Exhibit 5.1.

The Agreement contains customary representations, warranties and agreements of SemGroup, and customary obligations of the parties and termination provisions. SemGroup has agreed to indemnify each Manager against certain liabilities, including liabilities under the Securities Act, or to contribute to payments such Manager may be required to make because of any of those liabilities.

An affiliate of each Manager is a lender under SemGroup’s revolving credit facility. To the extent SemGroup uses proceeds from sales of the Shares to repay any indebtedness under its revolving credit facility, such affiliates will receive a portion of the proceeds from such sales. Any Manager may, from time to time, engage in transactions with and perform services for SemGroup and its affiliates in the ordinary course of its business.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated November 8, 2016, by and among SemGroup Corporation, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc.

5.1	Opinion of Conner & Winters, LLP.

23.1	Consent of Conner & Winters, LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: November 8, 2016	By:	/s/ William H. Gault
William H. Gault
Secretary

Exhibit Index

The following exhibits are filed herewith.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated November 8, 2016, by and among SemGroup Corporation, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and SunTrust Robinson Humphrey, Inc.

5.1	Opinion of Conner & Winters, LLP.

23.1	Consent of Conner & Winters, LLP (included in Exhibit 5.1).

4